Exhibit 99.1

LNB Bancorp, Inc. Reports Profitable 2009 Fourth Quarter

  Fourth quarter 2009 net interest income up 22.6 percent from the previous year
  Net interest margin shows improvement to 3.70 percent

LORAIN, Ohio--(BUSINESS WIRE)--January 28, 2010--LNB Bancorp, Inc. (NASDAQ:LNBB) today reported financial results for the fourth quarter and full year ended December 31, 2009. Net income for the fourth quarter of 2009 was $542,000 compared to $1,261,000 for fourth quarter of 2008. Diluted earnings per share available to common shareholders for the fourth quarter of 2009 was $0.03 compared to $0.16 for the fourth quarter of 2008.

“While still impacted by the economic downturn, we are pleased to report that LNB had a profitable fourth quarter of 2009 with increases in net interest income and total deposits over the same quarter in 2008,” said Daniel E. Klimas, president and chief executive officer of LNB Bancorp, Inc.

“We continued to make significant, but appropriate, provisions for loan losses,” said Klimas. “However, our pre-provision core earnings* were $4,090,000 in the fourth quarter of 2009, an increase of 54.7 percent from the $2,643,000 in the fourth quarter of 2008.” Net interest income was up 22.6 percent in the fourth quarter of 2009 over the fourth quarter of 2008.

“We believe this impressive core earnings performance was achieved primarily because of the strategic investments we made over the past several years to expand in targeted areas of Lorain County, expand our capability to serve small-to medium-size businesses and to acquire Morgan Bank in Hudson,” said Klimas.

“Another positive outcome from our investment strategy was that in 2009 Lorain National Bank became the No. 1 bank in terms of deposit market share in Lorain County, according to Federal Deposit Insurance Corporation (FDIC) statistics,” said Klimas. This is the first time LNB has had the No. 1 ranking in more than 15 years.

“We still face challenges in terms of the struggling economy, but we believe we are well-positioned as the economy improves,” said Klimas. “While it is difficult to predict what the year 2010 will hold, we continue to focus on growing revenue, managing our expenses and aggressively addressing credit quality issues.”

Fourth Quarter Review

Fourth quarter 2009 net interest income totaled $10.1 million, up 22.6 percent from $8.3 million for the fourth quarter of 2008 and up from the $9.6 million in the third quarter of 2009.

The Company’s net interest margin for the fourth quarter of 2009 was 3.70 percent, an appreciable increase from the 3.19 percent in the fourth quarter of 2008 and 3.30 percent in the third quarter of 2009. This was the most dramatic quarter-to-quarter increase in more than two years and very encouraging in light of the fact that market interest rates remained at their lowest levels in many years.

Noninterest income was $2.7 million for the fourth quarter of 2009, compared to $2.8 million in the fourth quarter of 2008. Investment and trust services fees continued to show improvement, a sign of improved market activity from a year ago.

Noninterest expense was $8.8 million for the fourth quarter of 2009 compared to $8.4 million for the fourth quarter of 2008. A large portion of the increase was due to the increased FDIC insurance premiums imposed this year. Expenses were essentially flat from the third to fourth quarter in 2009.

Total deposits at the end of the fourth quarter of 2009 stood at $971.4 million, a more than $50 million increase from the $921.2 million at end of 2008.

Due to the continuing pressure on asset quality, the provision for loan losses was $3,657,000 in the fourth quarter 2009, compared to $1,200,000 for the fourth quarter of 2008. Net charge-offs were $7,421,000 in the fourth quarter of 2009, compared to $1,489,000 in the third quarter of 2009 and $903,000 in the fourth quarter of 2008. The company continues to aggressively manage credit quality in this challenging economic environment.

Full year 2009 Review

Net loss for 2009 was $2,001,000 compared to net income of $3,396,000 for 2008. Net loss available to common shareholders was $ 0.45 per diluted share for 2009 compared to net income available to common shareholders of $0.45 per diluted share for 2008. Full year results were impacted by significant increases in the provision for loan losses. Specifically, an $11.1 million dollar provision was taken in the third quarter of 2009 in addition to the $3.7 million provision in the fourth quarter of 2009.

“Pre-provision core earnings* for the full year were equally impressive,” said Klimas. The pre-provision core earnings for 2009 were $14.3 million, up 39.1 percent from the $10.3 million in 2008.

Net interest income for 2009 was $37.7 million, a 17.4 percent increase over the $32.1 million for the same period the year earlier. The net interest margin for 2009 was 3.39 percent versus 3.23 percent for 2008. Noninterest income for 2009 was $12.0 million, compared to $12.5 million the year earlier.

Noninterest expense was $35.3 million for 2009, compared to $34.3 million in 2008. An increase of $1.9 million in FDIC premiums accounted for much of the year over year increase in expenses. “Expense management continues to be a major area of focus,” said Klimas.

Total assets at December 31, 2009 were $1.15 billion, up from $1.14 billion at year-end 2008.

* Pre-provision core earnings is a non-GAAP financial measure that the Company’s management believes is useful in analyzing the Company’s underlying performance trends, particularly in periods of economic stress. Pre-provision core earnings is defined as income before income tax expense, adjusted to exclude the impact of provision for loan losses. Pre-provision core earnings is reconciled to the related GAAP financial measure in the “Reconciliation” table included after the consolidated financial statements and supplemental financial information included in this press release.

About LNB Bancorp, Inc.

LNB Bancorp, Inc. is a $1.1 billion bank holding company. Its major subsidiary, The Lorain National Bank, is a full-service commercial bank, specializing in commercial, personal banking services, residential mortgage lending and investment and trust services. The Lorain National Bank and Morgan Bank serve customers through 20 retail-banking locations and 27 ATMs in Lorain, eastern Erie, western Cuyahoga and Summit counties. North Coast Community Development Corporation is a wholly owned subsidiary of The Lorain National Bank. Brokerage services are provided by the bank through an agreement with Investment Centers of America. For more information about LNB Bancorp, Inc., and its related products and services or to view its filings with the Securities and Exchange Commission, visit us at http://www.4lnb.com.

This press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Terms such as “will,” “should,” “plan,” “intend,” “expect,” “continue,” “believe,” “anticipate” and “seek,” as well as similar expressions, are forward-looking in nature. Actual results and events may differ materially from those expressed or anticipated as a result of risks and uncertainties which include fluctuations in interest rates, inflation, government regulations, and economic conditions and competition in the geographic and business areas in which LNB Bancorp, Inc. conducts its operations, as well as the risks and uncertainties described from time to time in LNB Bancorp’s reports as filed with the Securities and Exchange Commission. We undertake no obligation to review or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Consolidated Balance Sheets
	December 31, 2009	December 31, 2008
	(unaudited)	(audited)
	(Dollars in thousands except share amounts)
ASSETS
Cash and due from Banks	$ 26,933	$ 36,923
Interest-bearing deposits in other banks	359	352
Securities: (Note 5)
Trading securities, at fair value	8,445	11,261
Available for sale, at fair value	247,037	223,104
Federal Home Loan Bank and Federal Reserve Stock	4,985	4,839
Total securities	260,467	239,204
Loans held for sale	3,783	3,580
Loans:
Portfolio loans	803,197	803,551
Allowance for loan losses	(18,792)	(11,652)
Net loans	784,405	791,899
Bank premises and equipment, net	10,105	11,504
Other real estate owned	1,264	1,108
Bank owned life insurance	16,435	15,742
Goodwill, net	21,582	21,570
Intangible assets, net	1,005	1,154
Accrued interest receivable	4,072	4,290
Other assets	19,099	8,809
Total Assets	$ 1,149,509	$ 1,136,135

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Demand and other noninterest-bearing	$ 118,505	$ 93,994
Savings, money market and interest-bearing demand	305,045	328,861
Certificates of deposit	547,883	498,320
Total deposits	971,433	921,175
Short-term borrowings	1,457	22,928
Federal Home Loan Bank advances	42,505	53,357
Junior subordinated debentures	20,620	20,620
Accrued interest payable	2,074	3,813
Accrued taxes, expenses and other liabilities	7,279	7,183
Total Liabilities	1,045,368	1,029,076
Shareholders' Equity
Common stock, par value $1 per share, authorized 15,000,000 shares, issued 7,295,663 shares at December 31, 2009 and December 31, 2008	7,624	7,624
Preferred Shares, Series A Voting, no par value, authorized 750,000 shares, none issued at December 31, 2009 and December 31, 2008.	-	-
Preferred Stock, Series B, $1,000 par value, authorized 25,223 shares at December 31, 2009 and December 31, 2008.	25,223	25,223
Discount on Series B preferred stock	(131)	(146)
Warrant to purchase common stock	146	146
Additional paid-in capital	37,862	37,783
Retained earnings	36,883	41,682
Accumulated other comprehensive income	2,626	839
Treasury shares at cost, 328,194 shares at December 31, 2009 and December 31, 2008	(6,092)	(6,092)
Total Shareholders' Equity	104,141	107,059
Total Liabilities and Shareholders' Equity	$ 1,149,509	$ 1,136,135

Consolidated Statements of Income

	Three Months Ended December 31,		Twelve Months Ended December 31,
	(unaudited)	(audited)	(unaudited)	(audited)
	2009	2008	2009	2008
	(Dollars in thousands except share and per share amounts)
Interest Income
Loans	$ 11,378	$ 11,800	$ 45,885	$ 48,314
Securities:
U.S. Government agencies and corporations	2,486	2,143	10,052	7,938
State and political subdivisions	248	226	1,008	777
Trading securities	66	110	400	848
Other debt and equity securities	61	90	244	304
Federal funds sold and short-term investments	6	17	58	147
Total interest income	14,245	14,386	57,647	58,328

Interest Expense
Deposits	3,550	5,265	17,379	22,306
Federal Home Loan Bank advances	350	553	1,481	2,322
Short-term borrowings	13	33	124	387
Trust preferred securities	220	284	941	1,174
Total interest expense	4,133	6,135	19,925	26,189
Net Interest Income	10,112	8,251	37,722	32,139
Provision for Loan Losses	3,657	1,200	19,017	6,809
Net interest income after provision for loan losses	6,455	7,051	18,705	25,330

Noninterest Income
Investment and trust services	514	348	1,919	1,908
Deposit service charges	1,146	1,201	4,478	4,760
Other service charges and fees	667	680	2,775	2,710
Income from bank owned life insurance	153	244	693	979
Other income	101	120	317	856
Total fees and other income	2,581	2,593	10,182	11,213
Securities gains (losses), net	16	32	690	538
Gains on sale of loans	183	155	1,146	797
Gains (losses) on sale of other assets, net	(49)	33	(62)	(89)
Total noninterest income	2,731	2,813	11,956	12,459

Noninterest Expense
Salaries and employee benefits	4,012	3,788	15,142	15,255
Furniture and equipment	974	870	4,344	3,950
Net occupancy	569	570	2,354	2,386
Outside services	458	494	2,459	2,490
Marketing and public relations	194	158	961	987
Supplies, postage and freight	309	376	1,260	1,468
Telecommunications	217	215	813	850
Ohio Franchise tax	219	225	908	895
FDIC Insurance	590	486	2,622	722
Other real estate owned	104	178	367	1,070
Electronic banking expenses	202	185	800	932
Loan and collection expense	383	192	1,346	908
Other expense	522	684	1,954	2,368
Total noninterest expense	8,753	8,421	35,330	34,281
Income before income tax expense (benefit)	433	1,443	(4,669)	3,508
Income tax expense (benefit)	(109)	182	(2,668)	112
Net Income (Loss)	542	1,261	(2,001)	3,396
Less Preferred Stock Dividend and Accretion	319	91	1,256	91
Income (Loss) Available to Common Shareholders	$ 223	$ 1,170	$ (3,257)	$ 3,305

Net Income (Loss) Per Common Share
Basic	$ 0.03	$ 0.16	$ (0.45)	$ 0.45
Diluted	0.03	0.16	(0.45)	0.45
Dividends declared	0.01	0.09	0.20	0.54
Average Common Shares Outstanding
Basic	7,295,663	7,295,663	7,295,663	7,295,663
Diluted	7,295,797	7,295,663	7,295,663	7,295,663

LNB Bancorp, Inc.
Supplemental Financial Information
(Unaudited - Dollars in thousands except Share and Per Share Data)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2009	2009	2008	2009	2008
END OF PERIOD BALANCES
Assets	$ 1,149,509	$ 1,181,179	$ 1,136,135	$ 1,149,509	$ 1,136,135
Deposits	971,433	968,991	921,175	971,433	921,175
Portfolio loans	803,197	813,600	803,551	803,197	803,551
Allowance for loan losses	18,792	22,556	11,652	18,792	11,652
Shareholders' equity	104,141	104,998	107,059	104,141	107,059

AVERAGE BALANCES
Assets:
Total assets	$ 1,156,506	$ 1,236,055	$ 1,117,870	$ 1,194,390	$ 1,082,499
Earning assets	1,097,052	1,169,229	1,045,233	1,128,107	1,008,567
Securities	263,855	290,860	213,731	273,723	213,330
Total loans	814,522	818,877	800,101	812,692	779,569
Liabilities and shareholders' equity:
Total deposits	$ 974,780	$ 1,018,968	$ 920,053	$ 985,811	$ 879,301
Interest bearing deposits	861,795	924,479	830,051	890,081	791,999
Interest bearing liabilities	926,948	1,021,900	933,130	980,332	902,818
Total shareholders' equity	105,334	108,307	86,027	107,328	83,020

INCOME STATEMENT
Net interest income	$ 10,112	$ 9,578	$ 8,251	$ 37,722	$ 32,139
Net interest income-FTE (1)	10,240	9,714	8,376	38,247	32,579
Provision for loan losses	3,657	11,067	1,200	19,017	6,809
Noninterest income	2,731	3,124	2,813	11,956	12,459
Noninterest expense	8,753	8,737	8,421	35,330	34,281
Taxes	(109)	(2,726)	182	(2,668)	112
Net income (loss)	542	(4,376)	1,261	(2,001)	3,396
Less Preferred stock dividend and accretion	319	319	91	1,256	91
Net income (loss) available to common shareholders	223	(4,695)	1,170	(3,257)	3,305

PER SHARE DATA
Basic net income per common share	$ 0.03	$ (0.64)	$ 0.16	$ (0.45)	$ 0.45
Diluted net income per common share	0.03	(0.64)	0.16	(0.45)	0.45
Cash dividends per common share	0.01	0.01	0.09	0.20	0.54
Basic average common shares outstanding	7,295,663	7,295,663	7,295,663	7,295,663	7,295,663
Diluted average common shares outstanding	7,295,797	7,295,663	7,295,663	7,295,663	7,295,663

KEY RATIOS
Return on average assets (2)	0.19%	-1.40%	0.45%	-0.17%	0.31%
Return on average common equity (2)	2.04%	-16.03%	5.83%	-1.86%	4.09%
Efficiency ratio	67.48%	68.06%	75.26%	70.37%	76.12%
Noninterest expense to average assets (2)	3.00%	2.80%	3.00%	2.96%	3.17%
Average equity to average assets	9.11%	8.76%	7.70%	8.99%	7.67%
Net interest margin	3.66%	3.25%	3.14%	3.34%	3.19%
Net interest margin (FTE) (1)	3.70%	3.30%	3.19%	3.39%	3.23%

ASSET QUALITY
Nonperforming loans	$ 38,837	$ 42,018	$ 19,592	$ 38,837	$ 19,592
Other real estate owned	1,264	1,071	1,108	1,264	1,108
Total nonperforming assets	40,101	43,089	20,700	40,101	20,700
Net Charge Offs	7,421	1,489	903	11,877	2,977
Total nonperforming loans to total loans	4.84%	5.16%	2.44%	4.84%	2.44%
Total nonperforming assets to total assets	3.49%	3.65%	1.82%	3.49%	1.82%
Net charge-offs to average loans (2)	3.61%	0.72%	0.45%	1.46%	0.38%
Allowance for loan losses	2.34%	2.77%	1.45%	2.34%	1.45%
Allowance to nonperforming loans	48.39%	53.68%	59.47%	48.39%	59.47%

(1) FTE -- fully tax equivalent at 34% tax rate
(2) Annualized

Reconciliation of Pre-Provision Core Earnings*

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008

Pre-provision Core Earnings*	$ 4,090	$ 2,643	$ 14,348	$ 10,317
Provision for Loan Losses	3,657	1,200	19,017	6,809
Income (loss) before income tax expense (benefit)	$ 433	$ 1,443	$ (4,669)	$ 3,508

* Pre-provision core earnings is a non-GAAP financial measure that the Company’s management believes is useful in analyzing the Company’s underlying performance trends, particularly in periods of economic stress. Pre-provision core earnings is defined as income before income tax expense, adjusted to exclude the impact of provision for loan losses.

CONTACT:
For LNB Bancorp, Inc.
W. John Fuller, 216-978-7643